                                                                      Exhibit 21

                             LIST OF SUBSIDIARIES




                                                                        Jurisdiction of
Name of Subsidiary                                                      Incorporation
------------------                                                      ---------------
St. Paul Federal Bank for Savings                                       United States

Annuity Network, Inc.                                                   Illinois

St. Paul Financial Development Corporation                              Illinois

Custom Source Realty Corporation (a)                                    Illinois

SPF Insurance Agency, Inc. (b)                                          Illinois

St. Paul Securities, Inc. (b)                                           Illinois

Community Finance Corporation (b)                                       Illinois

Managed Properties, Inc. (b)                                            Illinois

MPI Illinois Corporation(b)                                             Illinois

EFS/San Diego Service Corporation (b)                                   Illinois

EFS Service Corporation (b)                                             Illinois

St. Paul Investment Corporation (b)                                     Delaware

Serve Corps Mortgage Corporation (f)                                    Illinois

ATM Connection, Inc. (f)                                                Illinois

Investment Network, Inc. (c)                                            Illinois

Investment Network Advisors, Inc. (d)                                   Illinois

St. Paul Asset Management Company (e)                                   Maryland




------------------------------------------------------------------
(a)  Subsidiary of St. Paul Financial Development Corporation.
(b)  Subsidiary of St. Paul Federal Bank for Savings.
(c)  Subsidiary of St. Paul Securities, Inc.
(d)  Subsidiary of Investment Network, Inc.
(e)  Subsidiary of St. Paul Investment Corporation
(f) Subsidiary of St. Paul Federal that was incorporated in 1997, however operations did not begin until 1998.